UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5480 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

(a) On July 17, 2007, our Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, approved amendments to the Conflicts of Interest section of our Code of Ethics and Business Conduct for Employees, Officers and Directors. The amendments define corporate opportunity and personal interest, clarify the duty to disclose conflicts, update threshold levels for certain investments, clarify obligations with respect to investments in private companies, venture capital and other similar funds and clarify the procedures associated with the submission and review of potential conflicts of interest and corporate opportunities.

Our Code of Ethics is also available on our website at www.atheros.com, by selecting “Investors” and “Corporate Governance.” We will disclose on our web site amendments to, or waivers from, our Code of Ethics applicable to our directors and executive officers, including our chief executive officer (our principal executive officer), our chief financial officer (our principal financial officer) and our chief accounting officer (our principal accounting officer), in accordance with applicable laws and regulations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
14.1	Code of Ethics and Business Conduct for Employees, Officers and Directors, as amended and restated on July 17, 2007

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2007

ATHEROS COMMUNICATIONS, INC.

By:	/s/ Jack R. Lazar
Name:	Jack R. Lazar
Title:	Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
14.1	Code of Ethics and Business Conduct for Employees, Officers and Directors, as amended and restated on July 17, 2007

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